Exhibit 99.1

Company Contact:

BioSphere Medical, Inc.

Robert M. Palladino

EVP and Chief Financial Officer

781-681-7925

BIOSPHERE MEDICAL REPORTS THIRD QUARTER 2003 FINANCIAL RESULTS

Company Updates Uterine Fibroid Embolization Awareness Progress

ROCKLAND, MA, Oct 29, 2003 — BioSphere Medical™, Inc. (Nasdaq: BSMD), a medical device company that is promoting the use of bioengineered microspheres to treat Uterine Fibroids and other tumors by occluding their blood supply, today reported its financial results for the third quarter ended September 30, 2003.

Highlights

•	Local and national media attention relating to awareness of Uterine Fibroid Embolization (UFE), over-utilization of hysterectomy, and sexual dysfunction after hysterectomy significantly increased during the quarter

•	Local UFE awareness and education programs for Gynecologists increased during the quarter

•	A number of clinical papers were published or presented providing favorable data supporting UFE

•	Company reports consolidated revenues of $2.99 million for the third quarter and $9.16 million for the nine-month period

•	Company continued to implement cost containment measures

Review of Financial Results

For the third quarter of 2003, BioSphere Medical reported consolidated revenues of $2.99 million, compared with consolidated revenues of $3.12 million in the third quarter of 2002. The company reported a net loss of $1.46 million, or ($0.11) per basic and diluted share, for the third quarter of 2003. This compares with a net loss of $1.16 million, or ($0.09) per basic and diluted share, for the third quarter of 2002.

For the nine-month period ended September 30, 2003, BioSphere Medical reported consolidated revenues of $9.16 million, compared with consolidated revenues of $9.11 million in the corresponding prior year period. The company reported a net loss of $6.18 million, or ($0.46) per basic and diluted share, for the nine months ended September 30, 2003. This compares with a net loss of $5.62 million, or ($0.43) per basic and diluted share, for the corresponding prior year period. Cash, cash equivalents and marketable securities were $8.52 million as of September 30, 2003.

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Management Comments on Results

Commenting on the Company’s results, Paul A. Looney, BioSphere Medical’s Chairman, CEO and President stated, “ During the quarter, we continued our focus on implementing our awareness and education program for Uterine Fibroid Embolization (UFE). We are working with Gynecologists and Interventional Radiologists to establish partnerships aimed at providing a less invasive alternative for many fibroid patients. We expect to continue to support our Sales and Marketing programs, while aggressively seeking to control other operating expenses.”

The Company will host its quarterly conference call today at 11 A.M. ET. The number to dial into the teleconference is 913-981-5539. Please call in approximately ten minutes before the call is scheduled to begin. A live web cast of the conference call will also be available on the BioSphere Medical web site: www.biospheremed.com. A replay of the teleconference will be available from 2:30 P.M. (ET) today until Midnight (ET), November 7, 2003. The dial-in number is: (719) 457-0820, Access Code # 386626.

About BioSphere Medical, Inc.

BioSphere Medical, Inc., based in Rockland, Massachusetts, is a medical device company focused on applying our proprietary microsphere technology to medical applications using embolotherapy techniques. Our core technologies, patented bio-engineered polymers and manufacturing methods, are used to produce miniature spherical beads with uniquely beneficial properties for a variety of medical applications. Our principal focus is the treatment of symptomatic uterine fibroids using a procedure called uterine fibroid embolization, or UFE. Our products are already beginning to gain acceptance in this rapidly emerging procedure as well as in a number of other, new and established medical treatments. Our strategy is two fold. First, we are seeking to grow the embolotherapy business worldwide, specifically the UFE procedure, by increasing awareness of availability of this procedure. Second, we are seeking to maintain our current technology leadership by the continuous introduction of new products and product improvements, both through internally developed and externally acquired technologies, that improve and broaden the use of embolotherapy techniques.

We have received clearance in a number of countries, including the United States, Canada, Australia and the European Community, which allow us to sell our products for use in general embolization procedures, including uterine fibroid embolization.

Cautionary Statement Regarding Forward-Looking Statements—This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements with respect to the company’s expectations that it will successfully promote awareness and market and sell its products through its sales, marketing and education programs and achieve its objectives with respect to revenue and profitability. The Company uses words such as “plans,” “seeks,” “projects,” “believes,” “may,” “anticipates,” “estimates,” “should’” and similar expressions to identify these forward-looking statements. These statements are subject to risks and uncertainties and are based upon the Company’s beliefs and assumptions. There are a number of important factors that may affect the Company’s actual performance and results and the accuracy of its forward-looking statements, many of which are beyond the Company’s control and are difficult to predict. These important factors include, without limitation, risks relating to: the failure of the Company to successfully develop, commercialize and achieve widespread market acceptance of the Embosphere(R) Microspheres and EmboGold(TM) Microsphere technologies for uterine fibroid embolization, targeted liver embolization and other applications; the failure of the Company to achieve or maintain necessary regulatory approvals, either in the United States or internationally, with respect to the manufacture and sale of its product candidates; risks relating to the Company’s ability to obtain and maintain patent and other proprietary protection for its products; the absence of or delays and cancellations of, product orders; delays, difficulties or unanticipated costs in the introduction of new products; competitive pressures; the inability of the Company to raise additional funds to finance the development, marketing, and sales of its products and general economic conditions. These risk factors are further detailed in the in the Company’s report on Form 10-K for the year ended December 31, 2002 and Form 10-Q for the quarter ended June 30, 2003 and other periodic reports filed by the Company with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company’s estimates as of the date of this release. The Company anticipates that subsequent events and developments may cause its forward-looking statements to change. The Company specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances after the date of this press release.

BioSphere Medical, Inc.

SELECTED FINANCIAL INFORMATION

CONSOLIDATED CONDENSED BALANCE SHEETS

As of September 30, 2003 and December 31, 2002

(in thousands, unaudited)

	September 30, 2003	December 31, 2002
ASSETS
Cash, cash equivalents and marketable securities	$8,522	$14,738
Accounts receivable, net	2,165	2,059
Inventories, net	3,786	3,179
Prepaid and other current assets	528	431
Property and equipment, net	1,430	1,692
Goodwill, net	1,443	1,443
Other assets	128	386

Total assets	$18,002	$23,928

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	3,079	$3,276
Debt and capital lease obligations	332	393
Stockholders’ equity	14,591	20,259

Total liabilities and stockholders’ equity	$18,002	$23,928

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

For the three months and nine months ended September 30, 2003 and 2002

(in thousands, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Product revenues	$2,986	$3,124	$9,158	$9,106
Costs and expenses:
Cost of product revenues	1,161	800	3,418	2,392
Research and development	534	1,036	2,059	3,149
Sales	1,308	1,187	4,064	3,776
Marketing	728	548	3,517	2,387
General and administrative	785	810	2,615	3,341

Total costs and expenses	4,516	4,381	15,673	15,045

Loss from operations	(1,530)	(1,257)	(6,515)	(5,939)
Other income and expenses, net	69	93	335	315

Net loss	$(1,461)	$(1,164)	$(6,180)	$(5,624)

Net loss per common share
Basic and diluted	$(0.11)	$(0.09)	$(0.46)	$(0.43)

Weighted average common shares outstanding
Basic and diluted	13,566	13,038	13,377	12,945